UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 4, 2009
XATA CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State of other jurisdiction of incorporation)	0-27166 (Commission File No.)	41-1641815 (IRS Employer Identification Number)
965 Prairie Center Drive, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (952) 707-5600
(Former name, former address and former fiscal year, if changed since last report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Acquisition of Turnpike Global Technologies
     On December 4, 2009, XATA Corporation (“XATA”) entered into an Equity Purchase Agreement (the “Turnpike Purchase Agreement”) with Turnpike Global Technologies Inc., an Ontario Corporation (“Turnpike Canada”), Turnpike Global Technologies LLC, a Delaware limited liability company (“Turnpike US”), the stockholders of Turnpike Global Technologies Inc. (except for Kelly Frey), the members of Turnpike Global Technologies LLC, and Brendan Staub, as Sellers’ Representative and on December 2, 2009, XATA entered into an Equity Purchase Agreement (the “Frey Purchase Agreement”) with Kelly Frey, a stockholder of Turnpike Canada. Pursuant to the Turnpike Purchase Agreement and the Frey Purchase Agreement (collectively, the “Purchase Agreements”), on December 4, 2009, XATA acquired all of the equity interests of Turnpike Canada and all of the membership interests of Turnpike US (the “Turnpike Acquisition”). Turnpike Canada and Turnpike US are collectively referred to in this Form 8-K as “Turnpike,” and the stockholders of Turnpike Canada and the members of Turnpike US are collectively referred to in this Form 8-K as the “Sellers.”
     The initial purchase price for the acquisition is $12.5 million, of which (i) $10 million was paid in cash at closing of the acquisition, and (ii) $2.5 million will be paid through the future issuance of shares of XATA common stock (“Common Stock”). A portion of the cash purchase price was used to repay certain indebtedness and other obligations of Turnpike, and the cash portion of the initial purchase price is subject to adjustment based on the working capital of Turnpike at closing. The number of shares of Common Stock to be issued to satisfy the $2.5 million future payment obligation will be calculated based on a $3.00 per share value. These shares will be issued shortly after XATA’s next annual shareholder meeting, expected to be held in February 2010, assuming shareholder approval of the issuance is obtained at the meeting. If shareholder approval is not obtained within six months after the closing of the acquisition, XATA will instead pay the $2.5 million in cash.
     The Turnpike Purchase Agreement also requires XATA to make up to three additional payments to certain Sellers if certain revenue and product sales metrics are satisfied by Turnpike during XATA’s 2010, 2011, and 2012 fiscal years. For each of those fiscal years in which the contingent payment metrics are satisfied, XATA will be obligated to pay an additional $2.5 million to the Sellers shortly after the end of that fiscal year. The contingent payments will be paid through the issuance of additional shares of Common Stock, which will be valued at $3.00 per share for purposes of determining the number of shares to be issued. However, if shareholder approval of each such issuance is not obtained prior to the date, if any, on which each such issuance is required to be made, the applicable contingent payment will instead be made in cash. Including these contingent payments, the maximum aggregate purchase price for the acquisition is approximately $20 million in cash and Common Stock.
     XATA knows of no material relationship between itself and Turnpike, Kelly Frey, or any of the other Sellers, other than with respect to the transactions contemplated by the Purchase Agreements.
     The foregoing summary of the Purchase Agreements is qualified in its entirety by reference to the full text of those agreements, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Financing Transaction
     On December 4, 2009, XATA entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with (i) certain funds affiliated with Technology Crossover Ventures (the “TCV Purchasers”), (ii) certain funds affiliated with Trident Capital Inc. (the “Trident Purchasers”), and (iii) a fund affiliated with Weber Capital Management LLC (the “Weber Purchaser”, together with the TCV Purchasers and the Trident Purchasers, the “Purchasers”), providing for the issuance and sale, in a private placement, of $30.2 million in principal amount of Senior Mandatorily Convertible Promissory Notes of XATA (the “Notes”). Pursuant to the Note Purchase Agreement, on December 4, 2009, XATA issued and sold $27.5 million in Notes to the TCV Purchasers, $2.5 million in Notes to the Trident Purchasers, and $0.2 million in Notes to the Weber Purchaser (collectively, the “Financing”).
     XATA used or will use the proceeds from the Financing as follows: (i) approximately $10.0 million for the cash closing payments in the Turnpike Acquisition; (ii) approximately $8.0 million to repay all of XATA’s outstanding indebtedness under its secured credit facilities with each of Silicon Valley Bank (“SVB”) and Partners for Growth II, L.P. (“PFG”); and (iii) the remainder for working capital and general corporate purposes. In connection with paying off all indebtedness owed to SVB and PFG, XATA also terminated its Loan and Security Agreements, each dated January 31, 2008, with each of SVB and PFG.
     Pursuant to the Note Purchase Agreement, XATA is required to seek approval of its shareholders with respect to a number of matters (the “Shareholder Approval”), including (i) approval of an amendment and restatement of XATA’s articles of incorporation in a form that has been agreed to by XATA and the Purchasers (the “Articles Amendment”), and (ii) all approvals necessary under the rules and regulations of Nasdaq in connection with the transactions contemplated by the Note Purchase Agreement and the Notes. The Articles Amendment would increase the number of XATA’s authorized shares of Common Stock and preferred stock, cause XATA to opt out of the Minnesota Control Share Acquisition Statute, designate a new series of preferred stock (the “Series G Preferred Stock”) that would be senior to XATA’s existing series of preferred stock (the “Existing Preferred Stock”), and make certain other changes to the Existing Preferred Stock. Under the terms of the Note Purchase Agreement, XATA has agreed to (i) prepare a proxy statement and file it with the Securities and Exchange Commission within 60 days following the date of the Note Purchase Agreement in order to convene the meeting of XATA’s shareholders at which XATA will seek the Shareholder Approval, (ii) cause such proxy statement to be mailed to XATA’s shareholders within 90 days following the date of the Note Purchase Agreement, and (iii) hold the meeting within 120 days following the date of the Note Purchase Agreement.
     On December 4, 2009, in connection with the transactions contemplated by the Note Purchase Agreement, certain of the TCV Purchasers entered into support agreements (collectively, the “Support Agreements”) with each of (i) John Deere Special Technologies Group, Inc. (“JDSTG”), (ii) GW 2001 Fund, L.P. and Weber Capital Partners II, L.P., and (iii) the Trident Purchasers (collectively, the “Supporting Stockholders”). Pursuant to the terms of the Support Agreements, each of the Supporting Stockholders has agreed, among other things, to vote their XATA equity securities in favor of the matters required to give the Shareholder Approval. As of December 4, 2009, the shares of Common Stock and other equity securities covered by the Support Agreements represent, in the aggregate, approximately 55.6% of the outstanding shares of XATA Common Stock that would have been entitled to vote at a XATA shareholders meeting held on such date (calculated on an as-converted to Common Stock basis) and represent a majority of the outstanding shares of each series of Existing Preferred Stock that would have been entitled to vote at a XATA shareholders meeting held on such date.

     Promptly following receipt of the Shareholder Approval, which is expected to occur at XATA’s next annual shareholder meeting (expected to be held in February 2010), and the filing of the Articles Amendment, each Note will automatically convert into (i) a number of shares of Series G Preferred Stock equal to the principal amount of such Note divided by $3.00 (subject to customary anti-dilution adjustments), and (ii) warrants to purchase a number of shares of Common Stock equal to 30% of such number of shares of Series G Preferred Stock (the “Warrants”). The exercise price of the Warrants is $3.00 per share (subject to customary anti-dilution adjustments), and the Warrants will be exercisable for seven years from the date of issuance. There is no interest payable on the Notes as long as they convert in accordance with their terms.
     If the Shareholder Approval has not been obtained by November 1, 2010, XATA will be required to repay the Notes in full on such date, together with interest at an annual rate of 14%. In the event a change in control (as defined in the Notes) occurs prior to the conversion or maturity of the Notes, XATA will be obligated to repay the Notes in full, together with interest at an annual rate of 14%, and also make an additional change in control payment equal to the greater of (i) 50% of the principal amount of the Notes, or (ii) the amount above the principal amount of the Notes which the Purchasers would have received in the change in control had the Notes fully converted (and the underlying Series G Preferred Stock fully converted and the underlying Warrants been fully exercised) immediately prior to the consummation of such change in control.
     The rights, preferences and privileges of the Series G Preferred Stock, as set forth in the Articles Amendment to be submitted for shareholder approval, are as follows:
•	Dividends — The Series G Preferred Stock is entitled to payment of dividends equivalent to any dividends paid on any other capital stock of XATA, except the preferred dividend payable on the Series B Preferred Stock.

•	Liquidation — In the event of a liquidation (including a change in control (as defined in the Articles Amendment)), unless waived by a majority of the outstanding shares of Series G Preferred Stock (or any class or series that has priority or preference over the Series G Preferred Stock), the holders of Series G Preferred Stock will be entitled to receive, prior to payment of any amount to the holders of the Existing Preferred Stock or Common Stock, an amount equal to the greater of (i) an amount per share equal to the original issue price of the Series G Preferred Stock (subject to anti-dilution adjustments in the event of stock splits and similar events), plus all accrued or declared but unpaid dividends, and (ii) the amount such holder would have received in connection with such liquidation if the holder held the number of shares of Common Stock issuable upon conversion of the Series G Preferred Stock then held by such holder immediately prior to such liquidation.

•	Conversion — The shares of Series G Preferred Stock will initially be convertible into shares of Common Stock at a conversion price of $3.00 per share, subject to anti-dilution adjustments in the event of stock splits and similar events. Accordingly, each share of Series G Preferred Stock will initially be convertible into one share of Common Stock.

•	Mandatory Redemption — At the request of holders of at least 60% of the Series G Preferred Stock, XATA must redeem the shares of Series G Preferred Stock for the original issue price paid by the holders (subject to anti-dilution adjustments in the event of stock splits and similar events) plus unpaid dividends, at any time after the first to occur of (a) the fifth anniversary of the first issuance of Series G Preferred Stock, (b) an acceleration event, including certain judgments against XATA, defaults under certain indebtedness or a bankruptcy or similar event, or (c) a change in control of XATA. XATA may decline to redeem any shares of Series G Preferred Stock in the situation described by the preceding sentence, but if XATA does so, the Series G Preferred Stock will begin to bear cumulative dividends at the rate of 4% of the original issue price per annum.

•	Optional Redemption — All outstanding shares of Series G Preferred Stock are also redeemable by XATA at any time following the date five years from the first issuance of Series G Preferred Stock, at a price per share equal to the original issue price paid by the holders (subject to anti-dilution adjustments in the event of stock splits and similar events) plus unpaid dividends, but only if (i) the market value of the Common Stock is at least three times the then effective conversion price for the Series G Preferred Stock over specified periods and (ii) either (x) a registration statement is in effect with respect to the shares of Common Stock underlying the Series G Preferred Stock and certain other conditions are met or (y) all of the shares of Common Stock underlying the Series G Preferred Stock may be sold without volume or other restrictions during any and all three-month periods without compliance with registration requirements pursuant to Rule 144(b)(1) under the Securities Act.

•	Voting Rights — The Series G Preferred Stock will generally vote with the Common Stock on an as-converted basis. In addition, so long as at least 2.5 million shares of Series G Preferred Stock remain outstanding, the holders of a majority of the outstanding Series G Preferred Stock will have the right, voting as a separate class, to nominate and elect one member of XATA’s Board of Directors. Finally, so long as at least 3 million shares of Series G Preferred Stock remain outstanding, XATA will not be permitted to take any of the following actions without obtaining the approval of the holders of a majority of the Series G Preferred Stock: (i) create (by new authorization, recapitalization, designation or otherwise) or issue any class or series of stock or any other securities convertible into equity securities, or issued as units or in connection with equity securities of XATA, having any right, preference or privilege senior to or on parity with the Series G Preferred Stock with respect to dividends, redemption or liquidation preference, (ii) alter or change (whether pursuant to amendment, waiver or repeal of XATA’s articles or incorporation or bylaws or otherwise) the rights, preferences or privileges of the Series G Preferred Stock so as to adversely affect such shares, (iii) make any redemption, repurchase, payment or declaration of any dividend or distribution on any shares of capital stock of XATA other than the Series G Preferred Stock and certain dividends payable on Series B Preferred Stock, or (iv) enter into any bankruptcy filing, liquidation or similar event.
     Under the Note Purchase Agreement, XATA granted the Purchasers demand registration rights that may require XATA to in the future file one or more registration statements to register with the SEC the resale by the Purchasers of the shares of Common Stock issuable upon conversion of the Series G Preferred Stock and exercise of the Warrants. XATA also granted the Purchasers certain “piggy back” registration rights with respect to such shares. In the event that XATA fails to file or cause to be declared effective a registration statement within certain specified time periods following a registration request from the Purchasers, XATA may, in certain circumstances, be required to issue additional warrants to purchase shares of Common Stock to the Purchasers on the terms set forth in the Note Purchase Agreement.
     On December 4, 2009, in connection with the transactions contemplated by the Note Purchase Agreement and the Notes, XATA also entered into an Investor Rights Agreement with the TCV Purchasers (the “Investor Rights Agreement”) that provides the TCV Purchasers with the following rights:

•	Right of First Refusal — Subject to certain exceptions, a right of first refusal to purchase their pro rata share of any equity securities that XATA may propose to sell and issue.

•	Voting Rights — After the conversion of the Notes, the requirement that XATA obtain the approval of a majority of the total number of shares of Series G Preferred Stock and Common Stock (calculated on an as-converted to Common Stock basis) held by the TCV Purchasers in order to (i) enter into a transaction with an affiliated or interested party except upon terms not less favorable to XATA than it could obtain in a comparable arm’s-length transaction with an unaffiliated or disinterested third party and (ii) sell equity securities below fair market value.

•	Consultation Rights — Consultation rights on matters relating to the termination of XATA’s President and/or Chief Executive Officer, and the selection of a replacement.

•	Information Rights — After the conversion of the Notes, the right to receive information with respect to XATA’s annual, quarterly and monthly financial results, and its annual budget and business plans for each fiscal year.

•	Inspection Rights — After the conversion of the Notes, the right to inspect the properties of XATA and discuss the affairs, finances and accounts of XATA with its officers.
     On December 4, 2009, in connection with the transactions contemplated by the Note Purchase Agreement, XATA also entered into the following additional agreements:
•	An indemnification agreement with the TCV Purchasers (the “TCV Indemnification Agreement”) pursuant to which XATA agreed to indemnify the TCV Purchasers and certain related parties to the fullest extent permitted by law for a variety of claims that might arise out of any such party’s status (or alleged status) as a controlling person, fiduciary or other agent or affiliate of XATA.

•	An amended and restated voting agreement with the Trident Purchasers and JDSTG (the “Trident Voting Agreement”), pursuant to which, among other things, (i) JDSTG agreed to vote for the Trident Purchasers’ nominee(s) for director, at such time as the Trident Purchasers no longer hold sufficient shares of Series B Preferred Stock to be permitted to elect two directors as a separate class pursuant to XATA’s articles of incorporation, but only for so long as the Trident Purchasers own at least 800,000 shares of Common Stock (directly or by ownership of preferred stock on an as-converted basis), and (ii) JDSTG granted Trident a right of first refusal to acquire a portion of its shares of Common Stock in the event it determines to sell or transfer such shares.

•	A voting agreement with the TCV Purchasers and JDSTG (the “TCV Voting Agreement”), pursuant to which, among other things, (i) JDSTG agreed (effective upon conversion of the Notes) to vote for the TCV Purchasers’ nominee for director, at such time as the TCV Purchasers no longer hold sufficient shares of Series G Preferred Stock to be permitted to elect one director as a separate class pursuant to XATA’s articles of incorporation, but only for so long as the TCV Purchasers own at least 800,000 shares of Common Stock (directly or by ownership of preferred stock on an as-converted basis), and (ii) JDSTG granted Trident a right of first refusal to acquire a portion of its shares of Common Stock in the event it determines to sell or transfer such shares.

•	A second amendment to stock purchase agreement with JDSTG (the “JDSTG Amendment”), pursuant to which XATA and JDSTG amended the terms of their Stock Purchase Agreement, dated as of August 30, 2000 (as amended, the “JDSTG Stock Purchase Agreement”, so as to eliminate a number of negative and affirmative covenants of XATA, and replace them with a covenant by XATA not to take any of the following actions without JDSTG’s prior written consent: (i) enter into a bankruptcy filing or permit a similar event; (ii) enter into a transaction with an affiliated or interested party except upon terms not less favorable to XATA than it could obtain in a comparable arm’s-length transaction with an unaffiliated or disinterested third party; or (iii) sell equity securities below fair market value.
     A member of XATA’s Board of Directors, Christopher Marshall, is a general partner of an affiliate of the TCV Purchasers. Mr. Marshall was formerly affiliated with the Trident Purchasers, and is currently serving as the director designee of the Trident Purchasers on the Board of Directors of XATA pursuant to the Trident Purchasers’ ownership of all of XATA’s outstanding Series B Preferred Stock. Upon conversion of the Notes, we expect that Mr. Marshall will cease to be the Trident Purchasers’ director designee, and instead will become the director designee of the holders of the Series G Preferred Stock.
     The Trident Purchasers currently hold all of XATA’s outstanding shares of Series B, Series C and Series D Preferred Stock, and a majority of XATA’s outstanding shares of Series F Preferred Stock. JDSTG (under the terms of the JDSTG Stock Purchase Agreement) and the Trident Purchasers (as holders of XATA’s Series B Preferred Stock) have rights to nominate directors to the Board of Directors of XATA, and in the case of the Trident Purchasers (as holders of XATA’s Series B Preferred Stock) to vote separately as a class on their nominees. Each of Trident and JDSTG consented to the Turnpike Acquisition and the Financing, and related matters, as necessary pursuant to agreements they have with XATA.
     Upon conversion of the Notes, and assuming the issuance of 833,333 shares of Common Stock to satisfy the initial $2.5 million future payment obligation in connection with the Turnpike Acquisition, the TCV Purchasers (who prior to the transactions described herein did not hold any XATA securities) will together hold XATA common and preferred stock totaling approximately 35% of the shares entitled to vote generally in the election of directors (excluding shares of Common Stock issuable pursuant to any options or warrants). The source of funds for the acquisition of the Notes by the TCV Purchasers was from capital contributions from their respective partners.
     Prior to the transactions described herein, the Trident Purchasers together held XATA common and preferred stock totaling approximately 39% of the shares entitled to vote generally in the election of directors (excluding shares of Common Stock issuable pursuant to any options or warrants). Upon conversion of the Notes, and assuming the issuance of 833,333 shares of Common Stock to satisfy the initial $2.5 million future payment obligation in connection with the Turnpike Acquisition, that percentage will decrease to 26% for the Trident Purchasers.
     The foregoing summary of the Note Purchase Agreement and the Notes, and the transactions contemplated thereby, as well as the Support Agreements, the Investor Rights Agreement, the TCV Indemnification Agreement, the Trident Voting Agreement, the TCV Voting Agreement, and the JDSTG Amendment, is qualified in its entirety by reference to the full text of those agreements, which are attached hereto as Exhibits 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10, and are incorporated herein by reference.
Cautionary note regarding forward-looking statements
     This Current Report on Form 8-K includes forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Such statements are based on current expectations, and actual results may differ materially. The forward-looking statements in this announcement are subject to a number of risks and uncertainties including, but not limited to, the possibility that the Shareholder Approval will not be obtained, cost and difficulties we may face in integrating the businesses of XATA and Turnpike, and the other factors discussed under “Risk Factors” in Part IA, Item 1 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 (as updated in our subsequent reports filed with the SEC). These reports are available under the “Investors” section of our Web site at www.xata.com and through the SEC Web site at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Item 1.02.	Termination of a Material Definitive Agreement.
     As described under Item 1.01 above, XATA used a portion of the proceeds from the Financing to repay all of its outstanding indebtedness under its secured credit facilities with each of SVB and PFG. In connection with paying off all indebtedness to SVB and PFG, XATA also terminated its Loan and Security Agreements, each dated January 31, 2008, with each of SVB and PFG.

Item 2.01.	Completion of Acquisition of Disposition of Assets.
     As disclosed under Item 1.01 above, on December 4, 2009, XATA completed the acquisition of all of the outstanding equity interests of Turnpike. The information included under Item 1.01 above is incorporated by reference in this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     As disclosed under Item 1.01 above, on December 4, 2009, XATA entered into the Note Purchase Agreement and issued an aggregate $30.2 million in Notes to the Purchasers. The information included under Item 1.01 above is incorporated by reference in this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.
     As disclosed under Item 1.01 above, on December 4, 2009, XATA entered into the Purchase Agreements and completed the acquisition of all of the outstanding equity interests of Turnpike. XATA has agreed to pay $2.5 million of the initial purchase price in the Turnpike Acquisition, and three future contingent payments of $2.5 million each, if made, through the issuance to certain Sellers of shares of XATA Common Stock. The number of shares of Common Stock to be issued to satisfy these payment obligations will be calculated based on a $3.00 per share value.
     As disclosed under Item 1.01 above, on December 4, 2009, XATA entered into the Note Purchase Agreement and issued an aggregate $30.2 million in principal amount of Notes to the Purchasers.
     The Common Stock to be issued in connection with the Turnpike Acquisition, the Notes issued in connection with the Financing, and the securities underlying the Notes to be issued upon the conversion of the Notes, will be (or were) issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on (i) Section 4(2) or Rule 506 of Regulation D under the Securities Act and (ii) Regulation S under the Securities Act for the issuance of Common Stock to Sellers who are not “U.S. persons” as defined in Rule 902(k) of Regulation S under the Securities Act.
     The information included under Item 1.01 above is incorporated by reference in this Item 3.02.

Item 5.01.	Changes in Control of Registrant.
     The information included under Item 1.01 above is incorporated by reference in this Item 5.01.

Item 7.01.	Regulation FD Disclosure.
     On December 4, 2009, XATA issued a press release announcing the Turnpike Acquisition and the Financing. A copy of this press release is furnished as Exhibit 99.1 hereto. The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18 of the Exchange Act. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of XATA under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
The financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K will be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed, pursuant to Item 9.01(a)(4) of Form 8-K.
(b) Pro Forma Financial Information.
The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K will be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed, pursuant to Item 9.01(b)(2) of Form 8-K.
(d) Exhibits.

10.1
Equity Purchase Agreement, dated December 4, 2009, by and among XATA Corporation, Turnpike Global Technologies Inc., Turnpike Global Technologies LLC, the stockholders of Turnpike Global Technologies Inc. (other than Kelly Frey), the members of Turnpike Global Technologies LLC, and Brendan Staub, as Sellers’ Representative (excluding schedules and exhibits, which XATA Corporation agrees to furnish to the Securities and Exchange Commission upon request).

10.2
Equity Purchase Agreement, dated December 2, 2009, by and between XATA Corporation and Kelly Frey (excluding schedules and exhibits, which XATA Corporation agrees to furnish to the Securities and Exchange Commission upon request).

10.3
Note Purchase Agreement dated December 4, 2009, by and among XATA Corporation, TCV VII, L.P., TCV VII (A), L.P., TCV Member Fund, L.P., Trident Capital Fund-V, L.P., Trident Capital Fund-V Affiliates Fund, L.P., Trident Capital Fund-V Affiliates Fund (Q), L.P., Trident Capital Fund-V Principals Fund, L.P., Trident Capital Parallel Fund-V, C.V., and GW 2001 Fund, L.P. (excluding schedules and exhibits, which XATA Corporation agrees to furnish to the Securities and Exchange Commission upon request).

10.4
Form of Note, issued on December 4, 2009 to each of TCV VII, L.P., TCV VII (A), L.P., TCV Member Fund, L.P., Trident Capital Fund-V, L.P., Trident Capital Fund-V Affiliates Fund, L.P., Trident Capital Fund-V Affiliates Fund (Q), L.P., Trident Capital Fund-V Principals Fund, L.P., Trident Capital Parallel Fund-V, C.V., and GW 2001 Fund, L.P.

10.5
Form of Support Agreement, dated December 4, 2009, entered into by TCV VII, L.P. and TCV VII (A), L.P., with each of (i) John Deere Special Technologies Group, Inc. , (ii) GW 2001 Fund, L.P. and Weber Capital Partners II, L.P., and (iii) Trident Capital Fund-V, L.P., Trident Capital Fund-V Affiliates Fund, L.P., Trident Capital Fund-V Affiliates Fund (Q), L.P., Trident Capital Fund-V Principals Fund, L.P., and Trident Capital Parallel Fund-V, C.V.

10.6	Investor Rights Agreement, dated December 4, 2009, by and between XATA Corporation and TCV VII, L.P., TCV VII (A), L.P., and TCV Member Fund, L.P.
10.7	Indemnification Agreement, dated December 4, 2009, by and between XATA Corporation and TCV VII, L.P., TCV VII (A), L.P., and TCV Member Fund, L.P.
10.8
Amended and Restated Voting Agreement, dated December 4, 2009, by and between XATA Corporation, John Deere Special Technologies Group, Inc., Trident Capital Fund-V, L.P., Trident Capital Fund-V Affiliates Fund, L.P., Trident Capital Fund-V Affiliates Fund (Q), L.P., Trident Capital Fund-V Principals Fund, L.P., and Trident Capital Parallel Fund-V, C.V.

10.9	Voting Agreement, dated December 4, 2009, by and between XATA Corporation, John Deere Special Technologies Group, Inc., TCV VII, L.P., TCV VII (A), L.P., and TCV Member Fund, L.P.
10.10	Second Amendment to Stock Purchase Agreement, dated December 4, 2009, by and between XATA Corporation and John Deere Special Technologies Group, Inc.
99.1	Press Release of XATA Corporation dated December 4, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2009	XATA CORPORATION
	By:	/s/ Wesley Fredenburg
Wesley Fredenburg, General Counsel